UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 21, 2023

LEGACY VENTURES INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55849	30-0826318
(State of incorporation )	(Commission File Number)	(IRS Employer Identification No.)

Unit 01, 82/F. International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong

(Address of principal executive offices) (Zip Code)

+852 3960 6394

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered under Section 12(g) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 par value per share	LGYV	N/A

Securities registered pursuant to Section 12(b) of the Act: None

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Resignation of Previous Independent Registered Public Accounting Firm.

On August 21, 2023, we accepted the resignation of MNP LLP (“MNP”) as our company’s independent principal accountant to audit the Company’s financial statements. The decision to change accountants was approved by our board of directors. Our company does not have a standing Audit Committee.

Our company’s independent principal accountant’s report on the financial statements for the year ended June 30, 2022 and 2021 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles, with the exception that the report dated and September 30, 2022 contained the following explanatory paragraph: “The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. This matter is also described in the “Critical Audit Matters” section of our report.”

During our company’s two most recent fiscal year and up to the date of resignation of MNP, there were: (i) no disagreements with MNP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of MNP, would have caused it to make reference to the subject matter of the disagreements in its reports on the consolidated financial statements of the Company; and (ii) no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

We have provided MNP with a copy of this Form 8-K prior to its filing with the U.S. Securities and Exchange Commission (“SEC”) and requested MNP to furnish to our company a letter addressed to the SEC stating that it agrees with the statements made above. A copy of MNP’s letter is attached as Exhibit 16.1 to this Form 8-K.

(b) Engagement of New Independent Registered Public Accounting Firm.

On August 21, 2023, we engaged PAN-CHINA SINGAPORE PAC (“PCCPA”) as our new independent registered accounting firm with the approval of our board of directors.

During the two most recent fiscal years and through the date of engagement, we have not consulted with PCCPA regarding either:

1. The application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that PCCPA concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or

2. Any matter that was either subject of disagreement or event, as defined in Item 304(a)(1)(iv)(A) of Regulation S-K and the related instruction to Item 304 of Regulation S-K, or a reportable event, as that term is explained in Item 304(a)(1)(iv)(A) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

16.1	Letter from MNP LLP
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 25, 2023

LEGACY VENTURES INTERNATIONAL, INC.

/s/ Pak Hong WAN
By:	Pak Hong WAN
Title:	CEO

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